Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Second Quarter 2020 Earnings; Declares Quarterly Dividend

Indiana, PA, July 28, 2020 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the second quarter of 2020.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Six Months Ended
except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Reported Results
Net income	$23,851	$4,727	$27,280	$28,578	$51,869
Diluted earnings per share	$0.24	$0.05	$0.28	$0.29	$0.53
Return on average assets	1.06%	0.23%	1.37%	0.66%	1.32%
Return on average equity	8.95%	1.77%	10.84%	5.36%	10.48%

Operating Results (non-GAAP)(1)
Core net income	$23,851	$4,727	$27,307	$28,578	$51,896
Core diluted earnings per share	$0.24	$0.05	$0.28	$0.29	$0.53
Pre-tax pre-provision net revenue	$36,101	$37,123	$37,258	$73,223	$72,343
Provision expense	$6,859	$30,967	$2,835	$37,826	$6,930
Net charge-offs	$4,493	$3,529	$1,427	$8,022	$3,633
Reserve build(2)	$2,366	$27,438	$1,408	$29,804	$3,297
Core return on average assets	1.06%	0.23%	1.37%	0.66%	1.32%
Return on average tangible common equity	13.13%	2.92%	15.47%	8.03%	15.04%
Core return on average tangible common equity	13.13%	2.92%	15.48%	8.03%	15.05%
Core efficiency ratio	57.20%	58.21%	56.80%	57.71%	57.47%
Net interest margin (FTE)	3.29%	3.65%	3.75%	3.46%	3.75%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

Second Quarter 2020 Highlights
Financial results
•Net income of $23.9 million and diluted earnings per share of $0.24, an increase of $19.1 million or $0.19 per share from the previous quarter

•Provision for loan losses of $6.9 million decreased $24.1 million from the previous quarter
•Pre-tax pre-provision net revenue (PPNR)(1) was $36.1 million
•Net interest income of $67.0 million decreased $1.1 million from the previous quarter due to a 36 basis point decline in the net interest margin, partially offset by a $678.6 million increase in average interest-earning assets
•Noninterest income of $21.8 million increased $2.5 million from the previous quarter on improved mortgage gain on sale
•Noninterest expense of $52.8 million increased $2.5 million from the previous quarter due to a $3.4 million increase in expense for reserves for unfunded loan commitments
•Total period-end loans increased $612.8 million from the previous quarter and includes $570.9 million in loans made through the SBA Paycheck Protection Program (“PPP”)
▪Excluding PPP loans, total period-end loans grew $41.9 million, or 2.7% (annualized) from the previous quarter
◦Average deposits increased $758.2 million (or 44.8% annualized) and period-end deposits increased $859.1 million (or 49.6% annualized) from the previous quarter due to deposit growth associated with PPP loan funds and consumer stimulus checks
▪Noninterest-bearing deposits increased by $536.8 million (or 122.6% annualized) and comprised 29.4% of total deposits at June 30, 2020
Asset quality
•Nonaccrual loans of $48.6 million decreased $3.1 million from the previous quarter
•Net charge-offs on loans totaled $4.5 million, $2.9 million of which represents the charge off of specific reserves provided for in prior periods
•Reserve build(2) of $29.8 million or 0.43% of total loans (excluding PPP) on a year-to-date basis, bringing reserves to total loans (adjusted for PPP) to 1.28%, and reserves to total originated loans (adjusted for PPP) to 1.34%
•The Company continues to defer its adoption of CECL in accordance with relief provided under the U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act

Strong liquidity and capital positions
•Total available liquidity of $3.8 billion
•Bank-level Tier 1 Capital ratio of 11.3%, which represents $223.4 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•The Company temporarily suspended share repurchases in March 2020
Operational Update
•In response to the current operating environment and evolving customer preferences, the Company is implementing a profitability initiative termed “Project THRIVE” with a goal of growing our business, maintaining adequate capital, protecting against further NIM compression and reducing operating expenses. A targeted 20% reduction in retail locations will occur prior to December 31, 2020
•During the second quarter of 2020, the Company processed 4,920 PPP loan applications representing $606 million approved and $588 million funded to support our business customers; PPP balances totaled $571 million as of June 30, 2020
•All of our community office drive-ups are open and our lobbies are available by appointment
•Recent recognitions include:
•2020 Forbes World’s Best Banks
•Consumer Federation of America Designation of Savings Excellence
•FDIC Impactful Money Smart for Adults Partnership
“Our performance in the second quarter is a reminder of the importance we play as a financial services organization and partner in the communities we serve,” stated T. Michael Price, President and Chief Executive Officer, “We assisted nearly 5,000 businesses secure over $600 million in PPP loans, which impacted approximately 80,000 jobs. At the same time, we originated a record $203 million in consumer mortgages in the quarter that helped roughly 800 customers finance a home.”
Price continued, “In light of the rapidly changing operating environment and uncertain economic outlook, we have implemented Project THRIVE with the express goal of emerging on the other side of this crisis stronger than ever. First Commonwealth has a proven track record of executing on its initiatives and I am confident that Project THRIVE will benefit all of our long-term stakeholders.”

Earnings
Net income for the second quarter of 2020 was $23.9 million, or $0.24 per share, compared to $4.7 million, or $0.05 per share for the first quarter of 2020, and $27.3 million, or $0.28 per share in the second quarter of 2019.
Net income for the first six months of 2020 was $28.6 million, as compared to $51.9 million for the same period in 2019.
Net Interest Income and Net Interest Margin
Net interest income (FTE) decreased $1.1 million from the previous quarter due to loan repricing and lower replacement yields on new loans, driven by the impact of the lower interest rate environment.
The net interest margin for the second quarter of 2020 was 3.29%, a decrease of 36 basis points from the previous quarter and a decrease of 46 basis points from the second quarter of 2019. The decrease from the previous quarter was due primarily to a 57 basis point decrease in the yield on interest-earning assets, partially offset by a 26 basis point decrease in the cost of interest bearing liabilities.
Total average interest-earning assets increased $678.6 million from the previous quarter due to a $116.3 million increase in average traditional loans along with $405.7 million in average PPP loans.
Total average deposits grew $758.2 million in the second quarter of 2020 as compared to the previous quarter. Period-end deposits grew $859.1 million in the second quarter of 2020 as compared to the first quarter of 2020. Period-end growth was driven by $536.8 million of growth in noninterest-bearing demand deposits and $397.2 million of growth in savings deposits, partially offset by a $76.4 million decrease in time deposits.
Asset Quality
On March 27, 2020, the CARES Act was signed into law, which provides banking organizations with optional, temporary relief from adoption of Accounting Standards Update No. 2016-13, “Financial Instruments—Credit Losses,” Topic 326, “Measurement of Credit Losses on Financial Instruments” (“CECL”). Due to the extraordinary economic condition and the uncertainty of economic forecasts and resulting volatility in these forecasts, the Company elected to defer its adoption of CECL and has, therefore, calculated reserves for loan losses under the incurred loss method.
Provision expense in the second quarter totaled $6.9 million. Reserves for loan losses totaled $81.4 million in the second quarter of 2020, an increase of $2.4 million from the previous quarter. The increase from the previous quarter was primarily due to an increase of $5.5 million in qualitative reserves partially offset by a $2.9 million decrease in specific reserves primarily as the result of the resolution of three commercial credits reserved for in previous quarters. These qualitative reserves are intended to reflect the risks of continued weak economic conditions on our loan portfolio, but also loss estimates identified in several loan portfolios deemed to be at risk from the COVID-19 pandemic (e.g., retail and hospitality) and the inherent risk presented by loan forbearances as of June 30, 2020.
At June 30, 2020, nonperforming loans totaled $56.0 million, a decrease of $3.1 million from the previous quarter. The decrease in nonperforming loans was primarily due to the resolution of the three aforementioned commercial credits with balances totaling $8.0 million, partially offset by a $5.5 million commercial credit placed into nonaccrual.
Nonperforming loans as a percentage of total loans (excluding PPP) were 0.88%, 0.93% and 0.59% for the periods ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.
For the originated loan portfolio at June 30, 2020, the general allowance for credit losses to total originated loans (excluding PPP) was 1.23%, compared to 1.16% at March 31, 2020 and 0.88% at June 30, 2019.
During the second quarter of 2020, net charge-offs were $4.5 million, compared to $3.5 million in the prior quarter and $1.4 million in the second quarter of 2019. Net charge-offs were 0.28%, 0.23% and 0.10% of average loans (excluding PPP, annualized) for the periods ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.
Noninterest Income and Noninterest Expense
Noninterest income totaled $21.8 million for the second quarter of 2020, as compared to $19.3 million for the first quarter of 2020 and $21.9 million for the second quarter of 2019 (excluding net securities gains). There were no material securities gains during the current or comparable quarters.
The $2.5 million increase from the previous quarter was primarily due to a $1.7 million increase in gain on sale of mortgage loans and a $1.5 million quarter over quarter increase in swap-related derivative mark-to-market income (due to a $1.7 million negative mark last quarter), along with a $0.6 million increase in interchange income. These results were partially offset by a $1.5 million decrease in services charges on deposit accounts driven by lower overdraft fees being incurred by customers.
Noninterest expense totaled $52.8 million for the second quarter of 2020, as compared to $50.3 million for the first quarter of 2020 and $52.2 million for the second quarter of 2019. The $2.5 million increase from the previous quarter was primarily the result of a $3.4 million increase in unfunded commitment reserves due to a $2.5 million release of unfunded commitment reserves in the previous quarter as compared to $0.9 million in expense related to unfunded commitment reserves this quarter. This increase was partially offset by a $1.2 million decrease in salaries and benefits and a $0.6 million decrease in occupancy expense.
The core efficiency ratio was 57.20% during the second quarter of 2020 as compared to 58.21% in the previous quarter and 56.80% in the second quarter of 2019.

Full time equivalent staff was 1,465 as June 30, 2020, 1,510 at March 31, 2020, and 1,438 at June 30, 2019. The decrease from the prior quarter is the result of a company-wide hiring freeze implemented at the end of the first quarter of 2020.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.11 per share, which is payable on August 21, 2020 to shareholders of record as of August 7, 2020. This dividend represents a 5.7% projected annual yield utilizing the July 27, 2020 closing market price of $7.77.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at June 30, 2020 were 14.4%, 11.8%, 9.3%, and 10.7%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the second quarter 2020 on Wednesday, July 29, 2020 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code # 10145939. A link to the webcast replay will also be accessible on the company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 147 community banking offices in 28 counties throughout western and central Pennsylvania and throughout Ohio, as well as business banking operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Dayton and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the

Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including uncertainties regarding the impact of the COVID-19 pandemic, and could be affected by many factors, including, but not limited to: (1) the length and extent of the economic contraction as a result of the COVID-19 pandemic and the impact of such contraction on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Further, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, clients, third parties and us.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$67,045	$68,121	$67,581	$135,165	$133,524
Provision for credit losses	6,859	30,967	2,835	37,826	6,930
Noninterest income	21,812	19,273	21,906	41,085	40,778
Noninterest expense	52,756	50,271	52,229	103,027	101,959
Net income	23,851	4,727	27,280	28,578	51,869
Core net income (5)	23,851	4,727	27,307	28,578	51,896

Earnings per common share (diluted)	$0.24	$0.05	$0.28	$0.29	$0.53
Core earnings per common share (diluted) (6)	$0.24	$0.05	$0.28	$0.29	$0.53

KEY FINANCIAL RATIOS

Return on average assets	1.06%	0.23%	1.37%	0.66%	1.32%
Core return on average assets (7)	1.06%	0.23%	1.37%	0.66%	1.32%
Return on average shareholders' equity	8.95%	1.77%	10.84%	5.36%	10.48%
Return on average tangible common equity (8)	13.13%	2.92%	15.47%	8.03%	15.04%
Core return on average tangible common equity (9)	13.13%	2.92%	15.48%	8.03%	15.05%
Core efficiency ratio (2)(10)	57.20%	58.21%	56.80%	57.71%	57.47%
Net interest margin (FTE) (1)	3.29%	3.65%	3.75%	3.46%	3.75%

Book value per common share	$10.96	$10.79	$10.37
Tangible book value per common share (11)	7.72	7.54	7.46
Market value per common share	8.28	9.14	13.47
Cash dividends declared per common share	0.11	0.11	0.10	0.22	0.20

ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.81%	0.93%	0.59%
Nonperforming loans as a percent of end-of-period loans, excluding PPP loans (3)	0.88%	0.93%	0.59%
Nonperforming assets as a percent of total assets (3)	0.62%	0.74%	0.47%
Nonperforming assets as a percent of total assets, excluding PPP loans (3)	0.66%	0.74%	0.47%
Net charge-offs as a percent of average loans (annualized) (4)	0.27%	0.23%	0.10%
Net charge-offs as a percent of average loans, excluding PPP loans (annualized) (4)	0.28%	0.23%	0.10%
Allowance for credit losses as a percent of nonperforming loans (4)	145.37%	133.71%	143.62%
Allowance for credit losses as a percent of end-of-period loans (4)	1.18%	1.25%	0.85%
Allowance for credit losses as a percent of end-of-period loans, excluding PPP loans (4)	1.28%	1.25%	0.85%
Allowance for credit losses (originated loans and leases) as a percent of total originated loans and leases	1.22%	1.32%	0.92%
Allowance for credit losses (originated loans and leases) as a percent of total originated loans and leases, excluding PPP loans	1.34%	1.32%	0.92%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.5%	12.4%	12.7%
Tangible common equity as a percent of tangible assets (12)	8.4%	9.0%	9.4%
Tangible common equity as a percent of tangible assets, excluding PPP loans (12)	8.9%	9.0%	9.4%
Leverage Ratio	9.3%	9.9%	10.4%
Risk Based Capital - Tier I	11.8%	11.6%	12.2%
Risk Based Capital - Total	14.4%	14.2%	14.6%
Common Equity - Tier I	10.7%	10.5%	11.2%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
INCOME STATEMENT
Interest income	$74,981	$79,329	$82,057	$154,310	$161,651
Interest expense	8,295	11,605	14,931	19,900	29,039
Net Interest Income	66,686	67,724	67,126	134,410	132,612
Taxable equivalent adjustment (1)	359	397	455	755	912
Net Interest Income (FTE)	67,045	68,121	67,581	135,165	133,524
Provision for credit losses	6,859	30,967	2,835	37,826	6,930
Net Interest Income after Provision for Credit Losses (FTE)	60,186	37,154	64,746	97,339	126,594

Net securities gains	8	19	6	27	6
Trust income	2,109	2,111	1,970	4,220	3,896
Service charges on deposit accounts	3,286	4,745	4,593	8,031	8,838
Insurance and retail brokerage commissions	1,831	1,995	2,014	3,826	3,975
Income from bank owned life insurance	1,800	1,616	1,442	3,416	2,868
Gain on sale of mortgage loans	4,243	2,546	2,074	6,789	3,502
Gain on sale of other loans and assets	581	699	1,777	1,280	2,861
Card-related interchange income	5,886	5,262	5,441	11,148	10,171
Derivative mark-to-market	(221)	(1,741)	(17)	(1,962)	(43)
Swap fee income	609	214	820	823	1,213
Other income	1,680	1,807	1,786	3,487	3,491
Total Noninterest Income	21,812	19,273	21,906	41,085	40,778

Salaries and employee benefits	28,773	29,977	27,311	58,750	54,531
Net occupancy	4,397	4,973	4,441	9,370	9,357
Furniture and equipment	3,657	3,778	3,824	7,435	7,492
Data processing	2,596	2,467	2,619	5,063	5,163
Pennsylvania shares tax	1,254	738	1,260	1,992	2,176
Advertising and promotion	1,535	1,150	1,231	2,685	2,471
Intangible amortization	919	934	745	1,853	1,499
Collection and repossession	341	564	460	905	1,007
Other professional fees and services	920	898	1,032	1,818	1,786
FDIC insurance	733	28	555	761	1,129
Litigation and operational losses	319	390	555	709	956
Loss on sale or write-down of assets	140	213	1,181	353	1,246
Unfunded commitment reserve	887	(2,539)	612	(1,652)	231
Merger and acquisition	—	—	34	—	34
COVID-19	419	23	—	442	442
Other operating expenses	5,866	6,677	6,369	12,543	12,881
Total Noninterest Expense	52,756	50,271	52,229	103,027	101,959

Income before Income Taxes	29,242	6,156	34,423	35,397	65,413
Taxable equivalent adjustment (1)	359	397	455	755	912
Income tax provision	5,032	1,032	6,688	6,064	12,632
Net Income	$23,851	$4,727	$27,280	$28,578	$51,869

Shares Outstanding at End of Period	98,132,697	98,015,396	98,499,937	98,132,697	98,499,937
Average Shares Outstanding Assuming Dilution	98,146,854	98,361,494	98,600,609	98,254,429	98,651,810

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	June 30,	March 31,	June 30,
	2020	2020	2019
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$108,970	$118,413	$95,047
Interest-bearing bank deposits	348,763	15,762	1,233
Securities available for sale, at fair value	914,412	992,041	895,471
Securities held to maturity, at amortized cost	297,986	318,256	373,453
Loans held for sale	30,409	25,783	16,036

Loans	6,922,075	6,313,944	6,003,059
Allowance for credit losses	(81,441)	(79,075)	(51,061)
Net loans	6,840,634	6,234,869	5,951,998

Goodwill and other intangibles	318,072	318,891	286,545
Other assets	505,409	491,090	451,071
Total Assets	$9,364,655	$8,515,105	$8,070,854

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,288,299	$1,751,524	$1,528,307

Interest-bearing demand deposits	327,691	326,122	238,406
Savings deposits	4,431,919	4,034,759	3,530,705
Time deposits	734,292	810,683	858,547
Total interest-bearing deposits	5,493,902	5,171,564	4,627,658

Total deposits	7,782,201	6,923,088	6,155,965

Short-term borrowings	108,484	146,971	555,080
Long-term borrowings	233,723	233,955	234,623
Total borrowings	342,207	380,926	789,703

Other liabilities	164,542	153,167	103,355
Shareholders' equity	1,075,705	1,057,924	1,021,831
Total Liabilities and Shareholders' Equity	$9,364,655	$8,515,105	$8,070,854

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Six Months Ended
	June 30,	Yield/	March 31,	Yield/	June 30,	Yield/	June 30,	Yield/	June 30,	Yield/
	2020	Rate	2020	Rate	2019	Rate	2020	Rate	2019	Rate
NET INTEREST MARGIN

Assets
Loans, excluding PPP loans (FTE)(1)(3)	$6,372,145	4.14%	$6,255,825	4.63%	$5,949,332	4.97%	$6,313,985	4.38%	$5,880,840	4.95%
PPP Loans	$405,738	2.73%	$—	0.00%	$—	0.00%	$202,869	2.73%	$—	0.00%
Securities and interest-bearing bank deposits (FTE) (1)	1,412,275	1.99%	1,255,699	2.46%	1,279,032	2.75%	1,333,987	2.21%	1,297,636	2.81%
Total Interest-Earning Assets (FTE) (1)	8,190,158	3.70%	7,511,524	4.27%	7,228,364	4.58%	7,850,841	3.97%	7,178,476	4.57%
Noninterest-earning assets	853,396		825,797		758,110		839,596		754,512
Total Assets	$9,043,554		$8,337,321		$7,986,474		$8,690,437		$7,932,988

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$4,568,202	0.24%	$4,215,323	0.48%	$3,777,016	0.59%	$4,391,763	0.36%	$3,727,477	0.56%
Time deposits	776,892	1.51%	825,966	1.65%	870,603	1.72%	801,429	1.58%	868,286	1.64%
Short-term borrowings	112,063	0.17%	202,314	1.17%	533,716	2.27%	157,188	0.81%	574,203	2.27%
Long-term borrowings	233,819	4.41%	234,050	4.41%	211,087	5.01%	233,934	4.41%	198,081	5.22%
Total Interest-Bearing Liabilities	5,690,976	0.59%	5,477,653	0.85%	5,392,422	1.11%	5,584,314	0.72%	5,368,047	1.09%
Noninterest-bearing deposits	2,130,775		1,676,362		1,497,199		1,903,569		1,481,064
Other liabilities	150,254		111,988		87,429		131,121		85,685
Shareholders' equity	1,071,549		1,071,318		1,009,424		1,071,433		998,192
Total Noninterest-Bearing Funding Sources	3,352,578		2,859,668		2,594,052		3,106,123		2,564,941
Total Liabilities and Shareholders' Equity	$9,043,554		$8,337,321		$7,986,474		$8,690,437		$7,932,988

Net Interest Margin (FTE) (annualized)(1)		3.29%		3.65%		3.75%		3.46%		3.75%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	June 30,	March 31,	June 30,
	2020	2020	2019
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,202,212	$1,272,240	$1,236,424
Paycheck Protection Program	570,887	—	—
Commercial real estate	2,224,710	2,190,098	2,118,582
Real estate construction	339,603	332,814	361,028
Total Commercial	4,337,412	3,795,152	3,716,034

Consumer Loan Portfolio:
Closed-end mortgages	1,140,101	1,103,281	1,060,348
Home equity lines of credit	583,187	587,859	519,093
Real estate construction	76,726	80,644	80,826
Total Real Estate - Consumer	1,800,014	1,771,784	1,660,267

Auto loans	671,202	626,256	515,569
Direct installment	43,629	46,029	40,568
Personal lines of credit	63,600	68,240	63,155
Student loans	6,218	6,483	7,466
Total Other Consumer	784,649	747,008	626,758
Total Consumer Portfolio	2,584,663	2,518,792	2,287,025
Total Portfolio Loans	6,922,075	6,313,944	6,003,059
Loans held for sale	30,409	25,783	16,036
Total Loans	$6,952,484	$6,339,727	$6,019,095

	June 30,	March 31,	June 30,
	2020	2020	2019
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$44,968	$46,109	$15,665
Troubled debt restructured loans on nonaccrual basis	3,600	5,522	10,914
Troubled debt restructured loans on accrual basis	7,455	7,509	8,975
Total Nonperforming Loans	$56,023	$59,140	$35,554
Other real estate owned ("OREO")	1,634	2,697	1,884
Repossessions ("Repos")	537	836	319
Total Nonperforming Assets	$58,194	$62,673	$37,757
Loans past due in excess of 90 days and still accruing	1,421	1,427	2,656
Classified loans	76,917	90,233	49,975
Criticized loans	125,432	117,535	117,976

Nonperforming assets as a percentage of total loans, plus OREO and Repos (4)	0.84%	0.99%	0.63%
Allowance for credit losses	$81,441	$79,075	$51,061

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$1,234	$405	$301	$1,639	$1,223
Real estate construction	(26)	—	(42)	(26)	(84)
Commercial real estate	2,151	222	(38)	2,373	220
Residential real estate	2	502	(15)	504	61
Loans to individuals	1,132	2,400	1,221	3,532	2,213
Net Charge-offs	$4,493	$3,529	$1,427	$8,022	$3,633

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.27%	0.23%	0.10%	0.25%	0.12%
Net charge-offs as a percentage of average loans outstanding, excluding PPP loans (annualized) (4)	0.28%	0.23%	0.10%	0.26%	0.12%
Provision for credit losses as a percentage of net charge-offs	152.66%	877.50%	198.67%	471.53%	190.75%
Provision for credit losses	$6,859	$30,967	$2,835	$37,826	$6,930

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019

Net Income	$23,851	$4,727	$27,280	$28,578	$51,869
Intangible amortization	919	934	745	1,853	1,499
Tax benefit of amortization of intangibles	(193)	(196)	(156)	(389)	(315)
Net Income, adjusted for tax affected amortization of intangibles	24,577	5,465	27,869	30,042	53,053

Average Tangible Equity:
Total shareholders' equity	$1,071,549	$1,071,318	$1,009,424	$1,071,433	$998,192
Less: intangible assets	318,486	319,269	286,781	318,877	286,828
Tangible Equity	753,063	752,049	722,643	752,556	711,364
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$753,063	$752,049	$722,643	$752,556	$711,364

(8)Return on Average Tangible Common Equity	13.13%	2.92%	15.47%	8.03%	15.04%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019

Core Net Income:
Total Net Income	$23,851	$4,727	$27,280	$28,578	$51,869
Merger & acquisition related expenses	—	—	34	—	34
Tax benefit of merger & acquisition related expenses	—	—	(7)	—	(7)
(5) Core net income	$23,851	$4,727	$27,307	$28,578	$51,896
Average Shares Outstanding Assuming Dilution	98,146,854	98,361,494	98,600,609	98,254,429	98,651,810
(6) Core Earnings per common share (diluted)	$0.24	$0.05	$0.28	$0.29	$0.53

Intangible amortization	919	934	745	1,853	1,499
Tax benefit of amortization of intangibles	(193)	(196)	(156)	(389)	(315)
Core Net Income, adjusted for tax affected amortization of intangibles	$24,577	$5,465	$27,896	$30,042	$53,080

(9) Core Return on Average Tangible Common Equity	13.13%	2.92%	15.48%	8.03%	15.05%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Core Return on Average Assets:
Total Net Income	$23,851	$4,727	$27,280	$28,578	$51,869
Total Average Assets	9,043,554	8,337,321	7,986,474	8,690,437	7,932,988
Return on Average Assets	1.06%	0.23%	1.37%	0.66%	1.32%

Core Net Income (5)	$23,851	$4,727	$27,307	$28,578	$51,896
Total Average Assets	9,043,554	8,337,321	7,986,474	8,690,437	7,932,988
(7) Core Return on Average Assets	1.06%	0.23%	1.37%	0.66%	1.32%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Pre-tax pre-provision income:
Net interest income (FTE)	$67,045	$68,121	$67,581	$135,165	$133,524
Noninterest income	21,812	19,273	21,906	41,085	40,778
Noninterest expense	52,756	50,271	52,229	103,027	101,959
Pre-tax pre-provision income	$36,101	$37,123	$37,258	$73,223	$72,343

Merger and acquisition related expenses	$0	$0	$34	$0	$34
Core pre-tax pre-provision income	$36,101	$37,123	$37,292	$73,223	$72,377

Net charge-offs	$4,493	$3,529	$1,427	$8,022	$3,633

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Core Efficiency Ratio:
Total Noninterest Expense	$52,756	$50,271	$52,229	$103,027	$101,959
Adjustments to Noninterest Expense:
Unfunded commitment reserve	887	(2,539)	612	(1,652)	231
Intangible amortization	919	934	745	1,853	1,499
Merger and acquisition related	—	—	34	—	34
Noninterest Expense - Core	$50,950	$51,876	$50,838	$102,826	$100,195

Net interest income, fully tax equivalent	$67,045	$68,121	$67,581	$135,165	$133,524
Total noninterest income	21,812	19,273	21,906	41,085	40,778
Net securities gains	(8)	(19)	(6)	(27)	(6)
Total Revenue	$88,849	$87,375	$89,481	$176,223	$174,296

Adjustments to Revenue:
Derivative mark-to-market	(221)	(1,741)	(17)	(1,962)	(43)
Total Revenue - Core	$89,070	$89,116	$89,498	$178,185	$174,339

(10)Core Efficiency Ratio	57.20%	58.21%	56.80%	57.71%	57.47%

	June 30,	March 31,	June 30,
	2020	2020	2019
Tangible Equity:
Total shareholders' equity	$1,075,705	$1,057,924	$1,021,831
Less: intangible assets	318,072	318,891	286,545
Tangible Equity	757,633	739,033	735,286
Less: preferred stock	—	—	—
Tangible Common Equity	$757,633	$739,033	$735,286

Tangible Assets:
Total assets	$9,364,655	$8,515,105	$8,070,854
Less: intangible assets	318,072	318,891	286,545
Tangible Assets	$9,046,583	$8,196,214	$7,784,309
Less: PPP loans	570,887	—	—
Tangible Assets	$8,475,696	$8,196,214	$7,784,309

(12)Tangible Common Equity as a percentage of Tangible Assets	8.37%	9.02%	9.45%
(12)Tangible Common Equity as a percentage of Tangible Assets, excluding PPP loans	8.94%	9.02%	9.45%

Shares Outstanding at End of Period	98,132,697	98,015,396	98,499,937
(11)Tangible Book Value Per Common Share	$7.72	$7.54	$7.46

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.